EXHIBIT 23

Analysis, Research & Planning Corporation’s Consent

The Dow Chemical Company:

Analysis, Research & Planning Corporation (“ARPC”) hereby consents to the use of ARPC’s name and the reference to ARPC’s reports in this Quarterly Report on Form 10-Q of The Dow Chemical Company for the period ended March 31, 2008, and the incorporation by reference thereof in the following Registration Statements of The Dow Chemical Company:

Form S-3:

Nos.                       333-101647

333-140859

Form S-4:

No.                             333-88443

Form S-8:

Nos.                       2-64560

33-21748

33-51453

33-52841

33-58205

33-61795

333-27381

333-40271

333-43730

333-49183

333-67414

333-88443

333-91027

333-103518

333-103519

333-105080

333-115185

333-122932

333-145015

333-147074

/s/ B. THOMAS FLORENCE
B. Thomas Florence
President
Analysis, Research & Planning Corporation
April 25, 2008

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